Exhibit 3.1

Revised May 20, 2016

Articles of

Incorporation

LINE Corporation

LINE Corporation Articles of Incorporation

Chapter 1. General Rules

(Trade Name)

Article 1. The name of the Company shall be LINE KABUSHIKI KAISHA, and it shall be written in English as LINE Corporation.

(Purpose)

Article 2. The purpose of the company shall be to engage in the following business activities.

(1)	Planning, design, development, operation, provision, and rental of software that utilizes telecommunication networks and electronic technologies

(2)	All types of information collection and provision services that utilize telecommunication networks and electronic technologies

(3)	Electronic communication business, Internet phone-calling and other telecommunication-related services

(4)	Establishment of an Internet-based shopping mall

(5)	Online shopping operations

(6)	Planning, development, design, sales, rental, operation and the subcontracting thereof for e-commerce and e-payment services

(7)	Planning, drafting, production and management of homepage or internet-based content

(8)	Installation, retention, management, rental and leasing of communication devices, computers and other related equipment

(9)	Planning, development and sales of computer systems and software

(10)	Export, import, planning, development, and sales of game devices and software

(11)	Design, retention, operation and management operations related to all types of information distribution systems that utilize electronic technologies

(12)	Planning, development, production, sales, rental, retention, management operations and installation support for hardware and software related to telecommunication systems

(13)	Design, manufacturing, sales, retention, management and intermediary of sales of telecommunication devices, information communication devices and other mobile devices, peripheral devices and computer network systems

(14)	Design, development, and sales of computer hardware

(15)	Provision of internet connection services

(16)	Production, promotion and distribution of movies

(17)	Planning, production, sales and rental of products with recorded music and film

(18)	Planning, development, manufacturing, production, sales, rental, retention, management, operation and brokering thereof for character-licensed products, game devices, toys, other play-related products, mobile content and software

(19)	Sales of snack foods and drinks, alcoholic beverages, clothing, electronic appliances, toys, stationery, cosmetics, watches, jewelry and daily sundries

(20)	Event planning and operation

(21)	Operation of restaurants, cafes and internet cafes

(22)	Publishing business

(23)	Planning and production of advertising and ad agency services

(24)	Various marketing and research business

(25)	Call center operations (outsourced landline calling and reception)

(26)	Sales of used products

(27)	Operation of cram schools

(28)	Worker dispatch services, employment placement services, and research, counseling and training for vocational aptitude and capacity development

(29)	Money lending, brokering and underwriting of loans, credit card handling, financial instruments business, bank agency services and other financial services

(30)	Issuance, sales, management, operation of e-payment systems for e-money, other e-currencies, and other means of pre-payment and fund transfer operations

(31)	Investment in relation to various businesses and the businesses related to company mergers, business alliances, transfer of businesses and securities, mediation and conciliation

(32)	Operations related to damage insurance agency and life insurance solicitation

(33)	Management and rental operations for real estate

(34)	Following operations commissioned by other companies or organizations

(a)	Planning, collection, creation, publishing and management of documents related to management analysis, business planning, statistics management and public relations

(b)	Administer affairs related to bookkeeping, recording of revenues and expenditures, and settling of accounts

(c)	Human resource, labor, benefit programs, education and training services for employees

(35)	Management consulting for company management and subcontracting of management

(36)	Acquisition, sales, usage licenses and other management operations for copyrights, design rights, trademark rights and industrial property rights

(37)	Consulting or export and import operations related to any of the foregoing

(38)	All businesses incidental to any of the foregoing

(Location of Head Office)

Article 3. The Company shall have its head office in Shibuya-ku, Tokyo.

(Organs)

Article 4. In addition to a general meeting of shareholders and a Board of Directors, the Company shall have the following organs.

(1)	Board of Directors

(2)	Auditors

(3)	Board of Auditors

(4)	Accounting Auditors

(Method for Public Notices)

Article 5. The method of public notices of the Company shall be electronic public notices. However, if the Company is unable to issue an electronic public notice due to an accident or for any other unavoidable reason, public notices of the Company shall be issued in Nihon Keizai Shimbun.

Chapter 2. Shares

(Total Number of Issuable Shares)

Article 6. The total number of shares issuable by the Company shall be 690,000,000.

(Acquisition of Own Shares)

Article 7. Upon resolution by the Board of Directors, the Company shall be able to acquire its own shares via Market Transactions, in accordance with Article 165 Paragraph 2 of the Companies Act.

(Number of Shares Constituting One Unit of Share)

Article 8. The Number of shares constituting one unit of share shall be one hundred (100) shares.

(Rights with Respect to Shares Constituting Less Than One Unit)

Article 9. A shareholder may not exercise rights with respect to shares constituting less than one unit other than:

(1)	Rights specified in each item of Article 189 Paragraph 2 of the Companies Act;

(2)	Rights to demand acquisition per Article 166 Paragraph 1 of the Companies Act;

(3)	A right to receive an allotment of subscription shares or subscription stock acquisition rights in accordance with the number of shares held by the shareholder; and

(4)	A right to make the demand stipulated in the following article.

(Additional Purchase of Shares Constituting Less Than One Unit)

Article 10. In accordance with the provisions of the Share Handling Regulations, a shareholder holding Company shares constituting less than one unit shall be able to demand that the Company sell the necessary amount of shares which will, when added together with that shareholder’s existing shares, constitute one unit of share.

(Share Registrar)

Article 11. The Company shall appoint a share registrar.

2.	The share registrar and its business office shall be determined by resolution of the Board of Directors.

3.	Any business related to the shareholders register and the ledger of stock acquisition rights of the Company, shall be entrusted to the transfer agent and shall not be handled by the Company.

(Share Handling Regulations)

Article 12. Handling and fees related to shares of the Company shall be according to the Share Handling Regulations established by the Board of Directors.

Chapter 3. General Meeting of Shareholders

(Convocation)

Article 13. Regular general meetings of shareholders shall be convened within three months of the conclusion of each fiscal year, and extraordinary meetings of shareholders shall be convened when necessary.

(Record Date for Regular General Meeting of Shareholders)

Article 14. The record date for voting rights at a regular general meeting of shareholders shall be December 31 of every year.

(Convocator and Chairperson)

Article 15. Upon resolution by the Board of Directors, the President and CEO shall convene a general meeting of shareholders and act as the chairperson thereof, unless otherwise provided by laws and regulations. If that the President and CEO is unable to serve in this position, another Director, determined in accordance with an order of succession previously determined by resolution of the Board of Directors, shall act in place of the President and CEO.

(Disclosure via the Internet of Reference Documents for the General Meeting of Shareholders and the Deemed Provision of Information)

Article 16. In accordance with the ordinances of the Ministry of Justice, the Company shall be deemed to have provided shareholders with all necessary information stated or indicated in reference documents for the general meeting of shareholders, business reports, non-consolidated financial statements and consolidated financial statements, by disclosing such information via the Internet.

(Method for Adopting Resolutions)

Article 17. Except as otherwise provided by laws and regulations or by these Articles of Incorporation, all resolutions at general meetings of shareholders shall be passed by a majority of the votes of the shareholders in attendance entitled to exercise voting rights.

2.	Special Resolutions provided for in Article 309 Paragraph 2 of the Companies Act may only be passed by two-thirds or more of the votes of the shareholders in attendance, who must hold in the aggregate a majority of the voting rights of shareholders entitled to exercise voting rights.

(Exercise of Voting Rights by Proxy)

Article 18. A shareholder may exercise his/her voting rights by authorizing one other shareholder with voting rights of the Company as his/her proxy.

2.	The shareholder or his/her proxy in the preceding paragraph shall submit to the Company a document evidencing that authority of representation at each general meeting of shareholders.

Chapter 4. Directors and Board of Directors

(Number of Directors)

Article 19. The number of Directors of the Company shall be no less than three and no more than eight.

(Election Method)

Article 20. Resolutions for the election of Directors shall be passed by a majority of the votes of shareholders in attendance, who must hold in the aggregate one-third or more of the total number of voting rights of shareholders entitled to exercise voting rights.

2.	Resolutions for the election of Directors shall not be made by cumulative voting.

(Term of Office)

Article 21. The term of office of a Director shall expire upon conclusion of the last regular general meeting of shareholders of the final fiscal year ending within two years after his or her election.

2.	The term of office of a Director elected to fill a vacancy or to increase the number of Directors shall be the same as the remaining term of office of the other Directors in office at that time.

(Convocator and Chairperson of Board of Directors)

Article 22. The President and CEO shall convene the meeting of the Board of Directors and act as the chairperson thereof, unless otherwise provided by laws and regulations. If the President and CEO is unable to serve in this position, another Director, determined in accordance with an order of succession previously determined by resolution of the Board of Directors, shall act in place of the President and CEO.

2.	Notice of convocation of a meeting of the Board of Directors shall be sent to each Director and Auditor at least three days prior to the meeting. However, in the event of urgency, such period may be shortened.

3.	When the consent of all Directors and Auditors is obtained, a meeting of the Board of Directors may be held without following the above procedures for convening a meeting.

(Representative Director)

Article 23. The Board of Directors shall appoint a Representative Director via resolution.

(Executive Directors)

Article 24. The Board of Directors shall appoint by resolution one Chairperson, one President, and may appoint one or more Vice Presidents, Senior Managing Directors, or Executive Directors from among its members.

(Resolutions of the Board of Directors)

Article 25. Resolutions of the Board of Directors shall be adopted by a majority vote of the Directors in attendance, who must constitute in number more than half the total number of Directors.

2.	When requirements stipulated in Article 370 of the Companies Act are satisfied, resolutions of the Board of Directors shall be deemed to have been adopted.

(Regulations of the Board of Directors)

Article 26. In addition to laws, regulations and these Articles of Incorporation, matters related to the Board of Directors shall be governed by the Regulations of the Board of Directors established by the Board of Directors.

(Remuneration, Etc.)

Article 27. Remuneration, bonuses and other financial benefits to be received by Directors as consideration for the performance of their duties for the Company (“Remuneration, Etc.”) shall be decided by a resolution of the general meeting of shareholders.

(Exemption of Director Liability)

Article 28. In accordance with the provisions of Article 426 Paragraph 1 of the Companies Act, the Company may, upon resolution by the Board of Directors, exempt Directors (including former Directors) from liabilities for damage compensation stipulated in Article 423 Paragraph 1 of the Companies Act.

2.	In accordance with the provisions of Article 427 Paragraph 1 of the Companies Act, the Company may enter into agreements with Directors (excluding Executive Directors, etc.) which limit their liabilities specified by Article 423 Paragraph 1 of the Companies Act. However, the liability limit amount under such agreements shall be the higher of either a predetermined amount of at least 10 million yen or the minimum liability amount provided for by laws and regulations.

Chapter 5. Auditors and Board of Auditors

(Number of Auditors)

Article 29. The number of Auditors of the Company shall be no more than five.

(Election Method)

Article 30. Resolutions for the election of Auditors shall be passed by a majority of the votes of shareholders in attendance, who must hold in the aggregate one-third or more of the total number of voting rights of shareholders entitled to exercise voting rights.

(Term of Office)

Article 31. The term of office of an Auditor shall expire upon conclusion of the last regular general meeting of shareholders of the final fiscal year ending within four years after his or her election.

2.	The term of office of an Auditor elected to fill a vacancy shall be the same as the remaining term of office of the retired Auditor whose vacancy he/she has filled.

(Convocation of the Board of Auditors)

Article 32. Notice of convocation of a meeting of the Board of Auditors shall be sent to each Auditor at least three days prior to the meeting. However, in the event of urgency, such period may be shortened.

2.	When the consent of all Auditors is obtained, a meeting of the Board of Directors may be held without following the above procedures for convening a meeting.

(Full-Time Auditors)

Article 33. The Board of Auditors shall appoint by its resolution one or more Full-time Auditors.

(Regulations of the Board of Auditors)

Article 34. In addition to laws, regulations and these Articles of Incorporation, matters related to the Board of Auditors shall be governed by the Regulations of the Board of Auditors established by the Board of Auditors.

(Remuneration, Etc.)

Article 35. Remuneration, Etc. for Auditors shall be decided by a resolution of the general meeting of shareholders.

(Exemption of Auditor Liability)

Article 36. In accordance with the provisions of Article 426 Paragraph 1 of the Companies Act, the Company may, upon resolution by the Board of Directors, exempt Auditors (including former Auditors) from liabilities for damage compensation stipulated in Article 423 Paragraph 1 of the Companies Act.

2.	In accordance with the provisions of Article 427 Paragraph 1 of the Companies Act, the Company may enter into agreements with Auditors which limit their liabilities specified by Article 423 Paragraph 1 of the Companies Act. However, the liability limit amount under such agreements shall be the higher of either a predetermined amount of at least 10 million yen or the minimum liability amount provided for by laws and regulations.

Chapter 6. Accounting Auditors

(Election Method)

Article 37. Accounting Auditors shall be appointed at a general meeting of shareholders.

(Term of Office)

Article 38. The term of office of an Accounting Auditor shall expire upon conclusion of the last regular general meeting of shareholders held for the business year ending within 1 year after their election.

2.	Unless a resolution to the contrary is adopted by the regular general meeting of shareholders described in the previous paragraph, the Accounting Auditor shall be deemed to have been reappointed.

Chapter 7. Accounts

(Business Year)

Article 39. The business year of the Company shall be one year commencing on January 1 of every year and ending on December 31 of the same year.

(Record Date for Distribution of Dividends from Surplus)

Article 40. The record date for distribution of dividends from surplus shall be December 31 of every year.

(Interim Dividends)

Article 41. The Company shall be able to, by resolution of the Board of Directors, pay interim dividends with June 30 of every year serving as the record date.

(Statute of Limitations on Dividends)

Article 42. In cases where dividends are paid in cash, the Company shall be relieved from the obligation of paying dividends if such dividends remain unreceived for three years after the date payment thereof commenced.

2.	No interest shall accrue on unpaid dividends.

Chapter 8. Special Controlling Shareholders

(Special Controlling Shareholders)

Article 43. Special controlling shareholders stipulated in Article 179 Paragraph 1 of the Companies Act refers to those who hold 98 percent or more of all voting rights granted by shares of the Company, in accordance with the stipulations of the same paragraph.

Revised September 04, 2000

Revised July 19, 2005

Revised May 30, 2006

Revised September 14, 2006

Revised March 30, 2007

Revised September 16, 2008

Revised January 01, 2012

Revised October 01, 2012

Revised April 01, 2013

Revised April 01, 2014

Revised May 08, 2014

Revised July 28, 2014

Revised June 15, 2015

Revised March 31, 2016

Revised May 20, 2016